PROSPECTUS SUPPLEMENT
(To Prospectus dated December 28, 1996)


                                  $8,000,000
                        PRINCIPAL AMOUNT PLUS INTEREST

                              LIQUIDITY FACILITY
                                      OF
                        FGIC SECURITIES PURCHASE, INC.
                                IN SUPPORT OF

                         FLOATING RATE MONTHLY DEMAND
                     INDUSTRIAL DEVELOPMENT REVENUE BONDS
                        (HUTTO-CARDON OFFICE PROJECT)

Original Issue Date:      January 10, 1985             Due:  December 1, 2014

     The Bonds were originally issued on (January 10, 1985), and are being remarketed in accordance with their terms for delivery on (December 29, 1996) (the "Remarketing Date"). Unless otherwise indicated herein, the information contained in this Prospectus Supplement relates to the Bonds on or after the Remarketing Date. The Bonds will bear interest at a rate determined monthly as described herein. The Bonds are subject to mandatory and optional tender and to redemption prior to maturity, as described herein. Payment of the purchase price equal to the principal of and up to 35 days' accrued interest at a maximum rate of 12% per annum on the Bonds tendered for purchase as described herein will be made pursuant and subject to the terms of the Liquidity Facility provided by


                        FGIC SECURITIES PURCHASE, INC.

     The FGIC-SPI Liquidity Facility will expire on January 1, 2002 unless extended by or sooner terminated in accordance with the terms thereof.

                            --------------------
    THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                            --------------------
     The obligations of FGIC Securities Purchase, Inc. under the FGIC-SPI Liquidity Facility (the "Obligations") are not being sold separately from the Bonds, which are being remarketed pursuant to a separate Supplemental Official Statement. The Obligations are not severable from the Bonds and may not be separately traded. This Prospectus Supplement and the accompanying Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by FGIC Securities Purchase, Inc.

              ------------------------------------------------

                            LEHMAN BROTHERS, INC.

              ------------------------------------------------
         The date of this Prospectus Supplement is December 28, 1996.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     DOCUMENTS INCORPORATED BY REFERENCE

     There is hereby incorporated herein by reference the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996 and the current report on Form 8-K dated June 28, 1996 of General Electric Capital Corporation ("GE Capital"), all heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), to which reference is hereby made.

                                 INTRODUCTION

     This Prospectus Supplement is provided to furnish information on the obligations of FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Liquidity Provider") under the liquidity facility in support of $8,000,000 aggregate principal amount of Floating Rate Monthly Demand Industrial Revenue Bonds (Hutto-Cardon Office Project) issued by the Oklahoma County Finance Authority (the "Authority" or the "Issuer"), on or about January 10, 1985 (the "Bonds"). FGIC-SPI has entered into a Standby Bond Purchase Agreement (the "FGIC-SPI Liquidity Facility") with Boatmen's National Bank of Oklahoma (the "Trustee" and the "Paying Agent"), pursuant to which FGIC-SPI is obligated under certain circumstances to purchase unremarketed Bonds from the holders thereof optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, FGIC-SPI has entered into a Standby Loan Agreement with General Electric Capital Corporation ("GE Capital") under which GE Capital is irrevocably obligated to lend funds as needed by FGIC-SPI to purchase Bonds. The obligations of FGIC-SPI under the FGIC-SPI Liquidity Facility will expire on January 1, 2002 unless extended, or sooner terminated in accordance with its terms.

                           DESCRIPTION OF THE BONDS

General
-------

     The Bonds were initially issued on January 10, 1985 and will mature on December 1, 2014. All Bonds issued in exchange for, or upon registration of transfer of, Bonds shall be dated the date of authentication thereof and shall bear interest from such authentication date if such date is an Interest Payment Date, otherwise from the Interest Payment Date next preceding the authentication date to which interest has been paid or duly provided for. Bonds authenticated prior to the first Interest Payment Date shall bear interest from the date of the first authentication and delivery of Bonds.
The Bonds are issued in $100,000 (or, following conversion to a fixed interest rate in accordance with the terms of the Indenture, $5,000) denominations (the "Authorized Denomination") or integral multiples thereof. Bonds may be transferred or exchanged for Bonds or integral multiples of the Authorized Denomination thereof, at the principal office of the Registrar, without cost, except for any tax or other governmental charge. The Bonds were issued by the Authority and are secured by a financing agreement (the "Agreement") which constitutes the unconditional obligation of National Portfolio Limited Partnership to provide for payment of the principal of, premium, if any, on and interest on the Bond. The Bonds are further secured by a bond insurance policy (the "Credit Facility") and bank letter of credit.

     Boatmen's National Bank of Oklahoma is Trustee under the Indenture and has its principal corporate trust office in Oklahoma City, Oklahoma. The Trustee has also been appointed Registrar and Paying Agent. The Registrar and the Paying Agent may be removed or replaced by the Issuer at the direction of the Company.

     Lehman Brothers, Inc. has, at the direction of the Company, been appointed Remarketing Agent under the Indenture. The principal office of the Remarketing Agent is located in New York, New York. The Remarketing Agent may be removed or replaced by the Issuer at the direction of the Company.


Interest on the Bonds
---------------------

     Interest on the Bonds will be paid on the fifteenth day of each calendar month or, if such day is not a Business Day, the next preceding Business Day (a "monthly Interest Payment Date"), except in the event of conversion to a fixed interest rate in accordance with the Indenture, in which case interest will be paid on June 1 and December 1 of each year after the date the fixed interest rate becomes effective (a "Semiannual Interest Payment Date"). The term "Business Day," as used herein, means a day on which banks in the city in which the principal corporate trust office of the Trustee is located, banks in the city in which the principal office of the Paying Agent is located and banks in the city in which the principal office of the Remarketing Agent is located are not required or authorized to remain closed and on which The New York Stock Exchange is not closed. Interest on the Bonds will be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed (except that, in the event of conversion to a fixed interest rate, interest shall be computed on the basis of 360-day year of twelve 30-day months). Interest on the Bonds accrues from and including the monthly Interest Payment Date in each calendar month to and including the day next preceding the monthly Interest Payment Date in the following calendar month (each such period being hereinafter called an "Interest Period").



     Except as described below, for each Interest Period for which there is not a Fixed Interest Rate, the interest rate on the Bonds is determined as follows:

          (a) if any Bonds shall have been delivered (or deemed to have been de livered) to the Remarketing Agent for purchase on a monthly Interest Payment Date and if any or all of such Bonds shall have been sold (or shall be deemed under the Indenture to have been sold) by the Remarketing Agent the interest rate borne by all Bonds for the Interest Period commencing on such monthly Interest Payment Date will be a rate determined by the Remarketing Agent, in its discretion, to be that rate which, if borne by the Bonds, would, in its judgment having due regard to prevailing financial market conditions, be the interest rate necessary, but which would not exceed the interest rate necessary, to enable the Remarketing Agent to sell the Bonds so delivered to it at par; provided, however, that the interest rate so determined will not be more than 120%, nor less than 90%, of the Interest Index (selected by the Indexing Agent based upon the average of at least five similar securit-ies issues (the "Interest Index")) for such Interest Period;

          (b) if any Bonds shall have been delivered (or deemed to have been delivered) to the Remarketing Agent for purchase on a monthly Interest Payment Date and if none of such Bonds shall have been sold (or deemed under the Indenture to have been sold) on such monthly Interest Payment Date, the interest rate borne by all Bonds for the Interest Period commencing on such monthly Interest Payment Date will be a percentage per annum equal to 120% of the Interest Index for such Interest Period; provided, however, that if all such Bonds shall have been purchased with moneys derived from the source described in clause (a) under the caption "PURCHASE OF BONDS--The Remarketing Agent--Funds for Purchase of Bonds," the interest rate borne by all Bonds will be a percentage per annum equal to the Interest Index for such Interest Period; and

          (c) if no Bonds shall have been delivered (or deemed to have been delivered) to the Remarketing Agent for purchase on a monthly Interest


Payment Date, the interest rate borne by all Bonds for the Interest Period commencing on such monthly Interest Payment Date will be a percentage per annum equal to 100% of the Interest Index for such Interest Period.

Notwithstanding the foregoing, in no event will the interest rate borne by the Bonds exceed the lesser of 25% per annum or the maximum rate of interest permitted from time to time under the laws of the State of Oklahoma.

     For each Interest Period (other than after conversion to a fixed interest rate), the Interest Index shall be computed by the Indexing Agent as of, and made available in writing to the Trustee, the Company and the Remarketing Agent, on the fourth Business Day next preceding the first day of such Interest Period. The Interest Index shall be the arithmetic average of not less than five component issues (i) the interest on which is exempt from federal income taxes, (ii) which provide for adjustment of the interest rate on the first Business Day of each calendar month, (iii) which must be purchased on the demand of the owner thereof on any interest payment date or at any time upon seven days notice, and (iv) which provide for monthly payment of interest.

     Issues of such bonds selected for use in the Interest Index shall be rated by Moody's Investors Service ("Moody's") or Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc. ("S&P") in a long-term rating category correlative, in the judgment of the Indexing Agent, to the rating assigned to the Bonds. The specific issues included in the component issues may be changed from time to time by the Indexing Agent in its discretion. A majority of the component issues shall be securities which bear interest at a rate which is not established by the same company that is acting as Indexing Agent under the Indenture, and no securities shall be included in the component issues if, in the judgment of the Indexing Agent, such securities bear interest at a rate which does not reflect the prevailing market rate for such securities. Notice of such changes shall be given to the Trustee.

     In the event that the Indexing Agent no longer computes, or fails to compute, the Interest Index and no other qualified municipal securities evaluation service can be appointed by the Issuer, the Interest Index during each Interest Period shall be sixty-five percentum (65%) of the interest rate applicable to 13-week United States Treasury bills determined by the Remarketing Agent on the basis of the average per annum discount rate at which such 13-week Treasury bills shall have been sold at the most recent Treasury auction during the next preceding Interest Period, or, if no such auction shall have been conducted during the next preceding Interest Period, or if the Remarketing Agent shall fail or refuse to determine the Interest Index, the Interest Index during such Interest Period shall be the same as for such preceding Interest Period.

     The computation of the Interest Index by the Indexing Agent and the determination of any variation from the Interest Index by the Remarketing Agent shall be conclusive and binding upon the owners of the Bonds, the Bank, the Insurer, the Issuer, the Company, the Trustee, the Paying Agent, the Registrar and the Remarketing Agent.

     The Issuer has appointed Lehman Brothers, Inc. as Indexing Agent under the Indenture. The Issuer may from time to time, with the approval of the Company, remove the Indexing Agent and appoint a different municipal securities dealer or evaluation service to serve as Indexing Agent.

Special Obligations
-------------------

     The Bonds are not general obligations of the Issuer but are special obligations payable solely from Bond proceeds, the revenues of the Issuer from the Agreement and other moneys pledged thereto and held by the Trustee in trust under the Indenture. Such proceeds, revenues and other moneys are pledged and assigned as security for the equal and ratable payment of the Bonds and are to be used for no other purpose than to pay the principal of, premium, if any, on and interest on the Bonds, except as may be otherwise expressly authorized in the Indenture or the Agreement. The Bonds are not a debt of the Issuer, the State of Oklahoma, or any political subdivision of the State of Oklahoma within the meaning of any constitutional or statutory provisions whatsoever; and neither the Issuer, the State of Oklahoma nor any political subdivision thereof is liable thereon; nor in any event are the Bonds or obligations payable out of any funds or properties other than moneys held in trust by the Trustee for such purposes, and then only to the extent provided in the Indenture. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF OKLAHOMA NOR ANY POLITICAL SUBDIVISION THEREOF ARE PLEDGED
TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, ON OR INTEREST ON THE BONDS, NOR IS THE STATE OR ANY POLITICAL SUBDIVISION THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATE FOR PAYMENT. THE ISSUER HAS NO TAXING POWER. Neither the members of the Issuer nor any persons executing the Bonds shall be liable personally on the Bonds by reason of such execution.

Optional Redemption
-------------------

     Prior to conversion to a fixed interest rate in accordance with the terms of the Indenture, the Bonds are subject to optional redemption by the Issuer, in whole or in part, at the direction of the Company, on any monthly Interest Payment Date at the principal amount thereof. While the Credit Facility is in effect with respect to the Bonds, the redemption price to be paid for such redemption shall be derived solely from moneys available therefore pursuant to the terms of the Indenture on deposit with the Trustee on the date notice of redemption is given, and not from moneys paid under such Credit Facility.

     Following conversion to a fixed interest rate, the Bonds will be subject to optional redemption pursuant to the terms of the Indenture and will no longer have the benefits of the Liquidity Facility.


Mandatory Redemption of Bonds
-----------------------------

     The Bonds shall be subject to redemption as follows:

     (a) The Bonds shall be subject to redemption by the Issuer, in whole or in part, on the Interest Payment Date in December of each year, at the principal amount thereof, from moneys in the Principal Account as set forth in the Indenture when such moneys equal or exceed the Authorized Denomination, in an amount equal to the largest Authorized Denomination of Bonds which can be redeemed with such moneys. While the initial Credit Facility is in effect with respect to the Bonds, the redemption price to be paid under this paragraph shall be paid solely from moneys in the Principal Account on deposit with the Trustee on the date notice of redemption is given, and not from moneys paid under such Credit Facility.

     (b) The Bonds shall be redeemed by the Issuer in the event of a Determination of Taxability, as herein defined, at the principal amount thereof plus accrued interest, if any, on a date specified by the Company pursuant to the Agreement, which date shall be not more than 180 days following such Determination of Taxability.

     "Determination of Taxability" means (i) the filing by the Company of a statement of capital expenditures as required under the Agreement and the Internal Revenue Code of 1986, as amended (the "Code"), which statement shows that the Company has exceeded the capital expenditure limitation under
Section 103(b)(6)(D) of the Code, or (ii) the entry of a final decree or judgment of any federal court or the taking of a final action of the Internal Revenue Service, which decree, judgment or action determines that the interest paid or payable on any Bond is or was includable in the gross income of the Owner thereof for federal income tax purposes under the Code (other than an Owner who is a substantial user or related person within the meaning of Section 103(b)(13) of the Code) due to causes other than change of law or regulation subsequent to the issuance of the Bonds.

     A Determination of Taxability may not occur for a substantial period of time after interest first becomes includable in the gross income of owners of the Bonds. In such event, the tax liability of owners of the Bonds may extend to years for which interest was received on the Bonds and for which the relevant statute of limitations has not yet run. Moreover, owners of Bonds will not receive any additional interest, premium or other payment to compensate them for federal income taxes, interest and penalties which may be assessed with respect to such interest.

Mandatory Purchase of Bonds Upon
Conversion to Fixed Interest Rate
---------------------------------

     The Bonds shall be subject to mandatory purchase by the Issuer, at the principal amount thereof, on the monthly Interest Payment Date which is the effective date of conversion of the interest rate borne by the Bonds to a fixed interest rate. The purchase price of Bonds to be so purchased shall be derived solely from the sources and in the order of priority as specified under "PURCHASE OF BONDS--The Remarketing Agent--Funds for Purchase of Bonds." Notwithstanding the foregoing, there shall not be so purchased (a) Bonds which shall have been delivered to the Remarketing Agent or the Paying Agent as specified under the caption "PURCHASE OF BONDS" for purchase on such monthly Interest Payment Date or on any Business Day in the Interest Period next preceding such monthly Interest Payment date which Business Day is on or after the date on which notice of such purchase is given, (b) Bonds, or integral multiples of the Authorized Denomination thereof, with respect to which the Trustee shall have received directions not to so purchase the same from the owners thereof as described in the following paragraph, (c) Bonds purchased or deemed to have been purchased pursuant to the Indenture as described below and (d) Bonds or integral multiples of the Authorized Denomination thereof issued in exchange for or upon the registration of transfer of Bonds referred to in preceding clause (a), (b) or (c).

     An owner may direct the Issuer not to purchase any Bond, or integral multiples of the Authorized Denomination thereof, owned by such owner by delivering to the Trustee at its principal office on or before the third Business Day preceding the date fixed for such redemption an instrument or instruments in writing executed by such owner (i) stating that such person is the owner of the Bonds and specifying the numbers and denominations of the Bonds held by such owner, (ii) specifically acknowledging each of the matters set forth in a notice given by the Trustee and (iii) directing the Issuer not to purchase such Bonds, or integral multiples of the Authorized Denomination thereof. Any such instrument delivered to the Trustee shall be irrevocable with respect to the Bonds for which such instrument is delivered and shall be binding upon subsequent owners of such Bonds, but such instrument shall have no effect upon any subsequent purchase of Bonds.

     If a Bond to be purchased pursuant to this section is not delivered by the owner to the Trustee on the Interest Payment Date on which such Bond is to be purchased, it will nevertheless be deemed to have been delivered for purchase and to have been purchased from the sources and in the priority of funds as set forth under "PURCHASE OF BONDS--The Remarketing Agent--Funds for Purchase of Bonds." Accrued Interest payable to the date of purchase of
Bonds that are deemed to be purchased as provided in this paragraph shall be paid to the owner as of the Record Date next preceding the date of purchase of such Bonds in the same manner as if such Bonds were not purchased pursuant
to this paragraph.   Moneys deposited with the Trustee for purchase of Bonds
pursuant to this paragraph shall be held in trust in a separate trust account and shall be paid to the former owners of such Bonds upon presentation thereof. The Trustee shall promptly give notice by mail to each owner whose Bonds are deemed to have been purchased pursuant to this paragraph, which notice shall state that interest on such Bonds ceased to accrue on the date of purchase and that moneys representing the purchase price of such Bonds are available against delivery thereof at the principal office of the Trustee.

Mandatory Purchase of Bonds Upon
Expiration of Liquidity Facility
--------------------------------

     If the expiration of the term of the Liquidity Facility occurs before the conversion of the interest rate borne by the Bonds to the Fixed Interest Rate, the Bonds shall be subject to mandatory purchase by the Issuer, at the principal amount thereof, on the monthly Interest Payment Date next preceding the date of expiration of the Liquidity Facility. Funds for payment of the purchase price of the Bonds shall be derived solely from (i) moneys made available by the Company in accordance with the Indenture and (ii) moneys paid under the Liquidity Facility. If a Bond to be purchased pursuant to this paragraph is not delivered by the owner to the Trustee on the Interest Payment Date on which such Bond is to be purchased, it will nevertheless be deemed to have been delivered for purchase and to have been purchased from the amounts specified in clauses (i) and (ii) above. Accrued interest payable to the date of purchase of Bonds that are deemed to be purchased as provided in this paragraph shall be paid to the owner as of the record date next preceding the date of purchase of such Bonds in the same manner as if such Bonds were not purchased pursuant to this paragraph. Moneys deposited with the Trustee for purchase of Bonds pursuant to this paragraph shall be held in trust in a separate trust account and shall be paid to the former owners of such Bonds upon presentation thereof. The Trustee shall promptly give notice by mail to each owner whose Bonds are deemed to have been purchased pursuant to this paragraph, which notice shall state that interest on such Bonds ceased to accrue on the date of purchase and that moneys representing the purchase price of such Bonds are available against delivery thereof at the principal office of the Trustee.


Mandatory Redemption of Bonds
Upon Expiration of Credit Facility
----------------------------------

     The Bonds shall be subject to mandatory redemption on the Interest Payment Date next preceding the expiration of the term of the Credit Facility if an alternate Credit Facility has not been delivered to the Trustee as provided in the Indenture, at the principal amount thereof; provided, that is the interest rate borne by the Bonds shall have previously been converted to the fixed interest rate and if the insurer under the Credit Facility shall have given its written consent, there shall not be so redeemed (a) Bonds, or integral multiples of the Authorized Denomination thereof, with respect to which the Trustee shall have received written directions not to so redeem the same from the owners thereof as described in the second paragraph below, (b) Bonds purchased or deemed to have been purchased pursuant to the Indenture as described in the first paragraph below and (c) Bonds issued in exchange for or upon the registration of transfer of Bonds and integral multiples of the Authorized Denomination thereof referred to in the preceding clauses (a) and (b). In the event that the interest rate borne by the Bonds is to be converted to a fixed Interest Rate on the Interest Payment Date next preced-ing the expiration of the term of the Credit Facility, the Bonds shall not be redeemed as provided herein but shall be purchased as described above under "Mandatory Purchase of Bonds Upon Conversion to Fixed Interest Rate."

     The Company shall have the right to purchase or cause to be purchased Bonds to be redeemed as described above by delivering to the Trustee a written notice specifying the principal amount of Bonds to be so purchased and by depositing or causing to be deposited with the Trustee moneys sufficient to pay the purchase price equal to 100% of the principal amount of the Bonds to be so purchased plus accrued interest, if any, to the date of purchase. Moneys for the payment of such purchase price shall be derived solely from moneys provided by the Company and on deposit with the Trustee in a special trust account on the date of such purchase in accordance with the terms of the Indenture. Bonds to be so purchased pursuant to the Indenture on the date fixed for redemption of such Bonds which are not delivered on such date will nonetheless be deemed to have been tendered for sale by the owners thereof and to have been purchased from the funds described above pursuant to the Indenture. Accrued interest payable to the date of purchase of Bonds purchased or deemed to be purchased as provided in this paragraph shall be paid to the owner as of the Record Date next preceding the date of purchase of such Bonds in the same manner as if such Bonds were not purchased pursuant to this paragraph. Moneys deposited with the Trustee for purchase of Bonds pursuant to this paragraph shall be held in trust in a separate trust account and shall be paid to the former owners of such Bonds upon presentation thereof. The Trustee shall promptly give notice by mail to each owner whose Bonds are deemed to have been purchased pursuant to this paragraph, which notice shall state that interest on such Bonds ceased to accrue on the date of purchase and that moneys representing the purchase price of such Bonds are available against delivery thereof at the principal office of the Trustee.

     If the conditions specified in the Indenture are met, an owner may direct the Issuer not to redeem any Bond, or integral multiples of the Authorized Denomination thereof, owned by such owner by delivering to the Trustee at its principal office on or before the third Business Day preceding the date fixed for such redemption an instrument or instruments in writing executed by such owner (i) stating that such person is the owner of Bonds and specifying the numbers and denominations of the Bonds held by such owner,
(ii) specifically acknowledging each of the matters set forth in a notice given by the Trustee and (iii) directing the Issuer not to redeem such Bonds, or integral multiples of the Authorized Denomination thereof. Any such instru-ment delivered to the Trustee shall be irrevocable with respect to the redempt-ion for which such instrument was delivered and shall be binding upon subsequent owners of such Bonds and integral multiples of the Authorized Denomination thereof with respect to which such instrument was delivered, including Bonds issued in exchange therefor or upon the registration of transfer thereof; but such instrument shall have no effect upon any subsequent redemption of Bonds.


Selection of Bonds and
Notice of Redemption or Purchase
--------------------------------

     If less than all of the Bonds shall be called for redemption, the particular Bonds or integral multiples of the Authorized Denomination thereof to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem proper, in the principal amounts designated by the Company or otherwise as required by the Indenture; provided that, the Trustee shall select Bonds purchased by the Liquidity Provider pursuant to the Liquidity Facility for redemption prior to other Bonds. Any Bonds selected for redemption which are deemed to be paid in accordance with the provisions of the Indenture will cease to bear interest on the date fixed for redemption. Upon presentation and surrender of such Bonds at the place or places of payment, such Bonds shall be paid and redeemed. Notice of redemption or purchase shall be given by mail, not less than 10 days prior to the redemption or purchase date.


                              PURCHASE OF BONDS

     The following is a brief description of the procedures for the purchase of Bonds.

Purchase on Monthly Interest
Payment Dates (All Bondholders)
-------------------------------

     Any Bond shall be purchased, on the demand of the owner thereof, on any monthly Interest Payment Date at a purchase price equal to the principal amount thereof, upon:

          (a) telephonic notice to the Remarketing Agent, at its principal office, at or prior to 4:00 p.m., New York City time, on the third Business
Day prior to such monthly Interest Payment Date (provided, however, that if the Trustee is serving as Remarketing Agent, written notice shall be required) which (i) states the aggregate principal amount of such Bond and (ii) states that such Bond is to be so purchased on such monthly Interest Payment Date; and

          (b) delivery to the Remarketing Agent of such Bond (with all necessary endorsements and guarantee of signature), at its principal office or such other address as shall be designated by the Remarketing Agent at or prior to 10:00 a.m., New York City time, one Business Day prior to such monthly Interest Payment Date. An owner who gives the notice set forth in
(a) above may repurchase the Bonds so tendered on such monthly Interest Payment Date if the Remarketing Agent agrees to sell the Bonds so tendered
to  such owner.   If  such owner  decides to  repurchase such  Bonds and  the
Remarketing Agent agrees to sell the specified Bonds to such owner prior to delivery of such Bonds as described in this paragraph (b), the delivery requirement described in this paragraph (b) shall be waived; provided, however, that for purposes of determining the interest rate on the Bonds for the immediately ensuing monthly Interest Period, a delivery and sale shall be deemed to have occurred.

The provisions of this paragraph shall not apply to any Bond following the effective date of the Fixed Interest Rate with respect to such Bond or during any period in which the Liquidity Facility is not in effect with respect to such Bond.

Purchase Upon Seven-Day
Notice (Investment Companies)
-----------------------------

     Any Bond shall be purchased, on the demand of the owner thereof, if such owner is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (an "Investment Company") on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon:

          (a) delivery to the Trustee and the Paying Agent at their respective principal offices of a written notice which (i) states that such owner is an Investment Company, (ii) states the aggregate principal amount of such Bond and (iii) states the date on which such Bond is to be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Paying Agent; and


          (b) delivery of such Bond (with all necessary endorsements and guarantee of signature) and, in the case of a Bond to be purchased prior to the monthly Interest Payment Date for any Interest Period and after the record date in respect thereof, a due-bill check, in form satisfactory to the Paying Agent, for interest due on such monthly Interest payment Date, at a aforesaid address of the Paying Agent at or prior to 10:00 a.m., New York City time, on such date specified in the aforesaid notice; provided, however, that such Bond shall be so purchased only if the Bond delivered to the Paying Agent shall conform in all respects to the description thereof in the aforesaid notice.

The provisions of this paragraph shall not apply to any Bond following the effective date of the Fixed Interest Rate with respect to such Bond or during any period in which the Liquidity Facility is not in effect with respect to such Bond.


Purchase Upon Seven-Day
Notice (All Bondholders)
------------------------

     Any Bond shall be purchased on the demand of the owner thereof, on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon:

          (a) delivery to the Remarketing Agent, at its principal office of a written notice which (i) states the aggregate principal amount of such Bond and (ii) states the date on which such Bond is to be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Remarketing Agent; and

          (b) delivery of such Bond (with all necessary endorsements and guarantee of signature) and, in the case of a Bond to be purchased prior to the monthly Interest Payment Date for any Interest Period and after the record date in respect thereof, a due-bill check, in form satisfactory to the Remarketing Agent for interest due on such monthly Interest Payment Date, at the aforesaid address of the Remarketing Agent at or prior to 10:00 a.m., New York City time, on such date specified in the aforesaid notice; provided, however, that such Bond shall be so purchased only if the Bond delivered to the Remarketing Agent shall conform in all respects to the description thereof in the aforesaid notice.

The provisions of this paragraph shall not apply to any Bond following the effective date of the Fixed Interest Rate with respect to such Bond or during any period in which the Liquidity Facility is not in effect with respect to such Bond.


The Remarketing Agent
_____________________

     Remarketing of the Bonds.  Upon the delivery to the Remarketing Agent
     -------------------------
of notice as specified above under "Purchase on Monthly Interest Payment Dates (All Bondholders)," the Remarketing Agent shall offer such Bonds for sale and shall use its best efforts to sell such Bonds, any such sale to be at a price equal to 100% of the principal amount thereof on the monthly Interest Payment Date on which such Bonds are to be purchased; provided, however, that, to the extent that moneys derived from the Principal Account in accordance with the terms of the Indenture shall be on deposit with the Remarketing Agent shall be purchased with such moneys, shall not be sold by the Remarketing Agent and shall be delivered to the Paying Agent for cancellation.

     Upon delivery to the Remarketing Agent of notice as specified above under "Purchase Upon Seven-Day Notice (All Bondholders)," the Remarketing Agent shall offer such Bonds for sale and shall use its best efforts to sell such Bonds, any such sale to be on the date stated in the notice provided by the owner of such Bonds; provided, that to the extent that moneys derived from the Principal Account shall be on deposit with the Remarketing Agent shall be purchased with such moneys, shall not be sold by the Remarketing Agent and shall be delivered to the Paying Agent for cancellation.


     Funds for Purchase of Bonds.  On the date on which Bonds delivered to
     ---------------------------
the Remarketing Agent for purchase as specified above under "Purchase on Monthly Interest Payment Dates (All Bondholders)" or "Purchase Upon Seven-Day Notice (All Bondholders)" are to be purchased, such Bonds shall be purchased with immediately available funds at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase.
Funds for the payment of such purchase price shall be derived solely from the following sources in the order of priority indicated, neither the Issuer nor the Trustee being obligated to provide funds from any other source:

          (a) moneys which are furnished to the Trustee by or at the direction of the Company to pay the purchase price of Bonds in accordance with the terms of the Indenture;

          (b) moneys furnished to the Paying Agent representing moneys received under the Liquidity Facility; and

          (c) any other moneys furnished by the Company to the Paying Agent for purchase of the Bonds.


Limit on Remarketing
--------------------

     Any Bond delivered to the Remarketing Agent or the Paying Agent for purchase pursuant to the terms of the Indenture from the date notice of redemption or purchase is given as described above under "THE BONDS --Mandatory Purchase of Bonds upon Conversion to fixed interest rate" or "THE BONDS--Mandatory Redemption of Bonds Upon Expiration of Credit Facility" through the date of such redemption or purchase shall not be remarketed by the Remarketing Agent except to a buyer who at the time of such purchase either (i)(A) if purchase is due to conversion to a fixed interest rate, agrees in writing to hold the Bond from the date of such purchase to a date following the effective date of the fixed interest rate and to accept the fixed interest rate when the fixed interest rate becomes effective, and acknowledges in writing that the Liquidity Facility will terminate on the first Business Day after such effective date and that any ratings of the Bonds may be reduced or revoked, or (B) if redemption is due to the expiration of the Credit Facility, agrees in writing to hold the Bond from the date of such purchase to a date following the expiration of the Credit Facility, and acknowledges in writing that the Credit Facility will terminate on such redemption date and that any ratings of the Bonds may be reduced or revoked or (ii) agrees in writing to require repurchase of the Bond by the Remarketing Agent on the date established for such redemption or purchase.
On the date of such redemption or purchase, Bonds purchased by the Remarketing Agent or the Paying Agent from the date of the notice of such redemption or purchase through the date of such redemption or purchase and not remarketed, including Bonds purchased by the liquidity provider under the Liquidity Facility and Bonds purchased by the Company in lieu of redemption, shall not be redeemed or purchased but shall remain outstanding and shall be remarketed by the Remarketing Agent or its successor.

     Bonds purchased by the Remarketing Agent or the Paying Agent from the date of notice of purchase is given as described above under "THE BONDS-- Mandatory Purchase of Bonds Upon Expiration of Liquidity Facility" through the date of such purchase and not remarketed, including Bonds purchased by the liquidity provider under the Liquidity Facility, and Bonds purchased pursuant to such notice of purchase shall not be remarketed unless the interest rate borne by the Bonds is to be converted to a fixed interest rate pursuant to the Indenture, in which case the Bonds shall be remarketed by the Remarketing Agent as Bonds bearing the fixed interest rate.


                       THE FGIC-SPI LIQUIDITY FACILITY

     The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture. As of the date hereof FGIC-SPI has approximately $2.95 billion obligations currently outstanding after giving effect to the Obligations.

     Owners of the Bonds to which the Obligations relate will be entitled to the benefits and subject to the terms of the FGIC-SPI
Liquidity Facility. Pursuant to the FGIC-SPI Liquidity Facility, FGIC-SPI agrees to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the Purchase Price for such Bonds. The obligation of FGIC-SPI under the FGIC-SPI Liquidity Facility will be sufficient to pay a Purchase Price equal to the principal of and up to 35 days' interest on the Bonds at an assumed rate of 12% per annum.


TERMINATION EVENTS

     The scheduled expiration date of the FGIC-SPI Liquidity Facility is January 1, 2002. Mandatory purchase of Bonds by FGIC-SPI shall occur under the circumstances specified in the Indenture. Under certain circumstances, the obligation of FGIC-SPI to purchase Bonds tendered for purchase pursuant to an optional or mandatory tender, which have not been remarketed, may be terminated. The following events constitute "Termination Events" under the FGIC-SPI Liquidity Facility:

     (a) (i) any portion of the commitment fee shall not be paid when due on the quarterly payment date as set forth in the Standby Bond Purchase Agreement and related payment agreement (the Payment Agreement"), or (ii) any other amount payable thereunder shall not be paid when due and any such failure shall continue for three (3) Business Days after notice thereof to the Authority and the Company; (b) the Authority shall fail to observe or perform any covenant or agreement contained in the Indenture and, if such failure is a result of a covenant breach which is capable of being remedied, such failure continues for ninety (90) days following written notice thereof to the Authority and the Company from FGIC-SPI; (c) any representation, warranty, certification or statement made by the Authority (or incorporated by reference) in any related document or in any certificate, financial statement or other document delivered pursuant thereto or any related document shall prove to have been incorrect in any material respect when made; (d) any default by the Authority or other party to a related document shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness issued, assumed or guaranteed by the Authority the obligation and security for which under the Indenture or under any related document is senior to, or on parity with, the Bonds; (e) the Authority or the Company files a petition in voluntary bankruptcy, for the composition of its affairs or for its corporate reorganization under any state or federal bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or admits in writing to its insolvency or inability to pay debts as they mature, or consents in writing to the appointment of a trustee or receiver for itself; (f) a court of competent jurisdiction shall enter an order, judgment or decree declaring the Authority or the Company insolvent, or adjudging it bankrupt, or appointing a trustee or receiver of the Authority, or approving a petition filed against the Authority seeking a reorganization of the Authority or the Company under any applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; (g) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Authority or the Company, and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control; (h) any material provision of the Standby Bond Purchase Agreement, the Indenture, any related document, the Bonds or the Bonds purchased by FGIC-SPI shall cease for any reason whatsoever to be a valid and binding agreement of the Authority or other party thereto or the Authority or other party thereto shall contest the validity or enforceability thereof; or (i) failure to pay when due any amount payable under the Bonds or the Provider Bonds (regardless of any waiver thereof by the Holders of the Bonds).

     Upon the occurrence of a Termination Event, FGIC-SPI may deliver notice to the Trustee, the Authority, the Company, the Remarketing Agent and the Paying Agent regarding its intention to terminate the Liquidity Facility.
The FGIC-SPI Liquidity Facility would terminate, effective at the close of business on the 30th day following the date of such notice, or if such date is not a Business Day, the next Business Day. Prior to the effectiveness of such termination, all Bonds that are Variable Rate Bonds are subject to mandatory tender for purchase from the proceeds of a drawing under the FGIC-SPI Liquidity Facility. The termination of the FGIC-SPI Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

     The obligations of the Authority with respect to the Bonds are as described in the Supplemental Official Statement relating to the Bonds.


                    THE STANDBY LOAN AGREEMENT; GE CAPITAL

     In order to obtain funds to fulfill its obligations under the FGIC-SPI Liquidity Facility, FGIC-SPI will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase such Bonds. Each loan under the Standby Loan Agreement will be in an amount not exceeding the purchase price for tendered Bonds which represents the outstanding principal amount of such tendered Bonds together with accrued interest thereon to but excluding the date a borrowing is made and will mature on the date which is five years from the effective date of the Standby Loan Agreement. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Bonds. When FGIC-SPI desires to make a borrowing under the Standby Loan Agreement, it must give GE Capital prior written notice of such borrowing by at least 11:45 a.m., New York City time, on the proposed borrowing date. No later than 2:15 p.m., New York City time, on each borrowing date (if the related notice of borrowing has been rece-ived by 11:45 a.m. on such date), GE Capital will make available the amount of the borrowing requested.

     The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of FGIC-SPI's obligations under the FGIC-SPI Liquidity Facility. GE Capital will not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by FGIC-SPI which results in the failure of FGIC-SPI to effect the purchase for the account of FGIC-SPI of tendered Bonds with the funds provided pursuant to the Standby Loan Agreement.

     GE Capital is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning GE Capital can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of GE Capital's securities are listed.

     The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:


                                                                                Nine Months
                                                                                   Ended
                       Year Ended December 31,                               September 28, 1996

        1991          1992          1993          1994          1995
        1.34          1.44          1.62          1.63          1.51                   1.56


For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.


                                   EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                                                   APPENDIX A




                               TENDER TIMELINE

                              TENDERS FOR BONDS

                                PURCHASE DATE
                             (New York City time)








     11:30 a.m.     11:45 a.m.     2:15 p.m.                        2:30 p.m.
     (1)  (2)  (3)                                                   (4)


1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

3. No later than 2:15 p.m. on each Purchase Date, GE Capital will make available the amount of borrowing requested.

4. FGIC-SPI purchases Bonds, for which remarketing proceeds are unavailable, by 2:30 p.m. on the Purchase Date.

                                $1,000,000,000

                        PRINCIPAL AMOUNT PLUS INTEREST

                        LIQUIDITY FACILITY OBLIGATIONS

                                      OF

                        FGIC SECURITIES PURCHASE, INC.


     FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

     Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal authorities or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.




-------------------------------------
The date of this Prospectus is December 28, 1996.


     The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

     No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

     This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.



                            -------------------

                     DOCUMENTS INCORPORATED BY REFERENCE

     There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                                   SUMMARY

     The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

     The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

     If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, he may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such holder desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, he may "de-link" his VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

     Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

     The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity.
In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

     The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.

                                 THE COMPANY

     FGIC-SPI was incorporated in 1990 in the State of Delaware. All outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

     Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through "liquidity facilities". The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

     FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

     The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture.

     Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

     In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                             PLAN OF DISTRIBUTION

     The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular. In the event that Kidder, Peabody & Co., Incorporated, an affiliate to FGIC-SPI and FGIC Corporation, participates in the distri-bution of the Obligations and related Securities, such distribution will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                                LEGAL MATTERS

     The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                   EXPERTS

     The financial statements of FGIC Securities Purchase, Inc. at December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 appearing in FGIC Securities Purchase, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995 incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



       No dealer, salesman or any
  other    individual    has     been
  authorized to give any information or to make      $8,000,000
  any   representations   other  than
  those contained in this Prospectus in            principal amount
  connection with the offer made by             plus interest and premium,
  this Prospectus, and, if given or                       if any
  made, such information or
  representations must not be relied
  upon as having been authorized by          LIQUIDITY FACILITY OBLIGATIONS
  FGIC-SPI. This  Prospectus  does
  not constitute an offer or
  solicitation by anyone in any jurisdiction
  in which an offer or solicitation is
  not authorized or in which the
  person making such offer or
  solicitation  is  not qualified  to
  do so or to anyone to whom it is unlawful
  to make such offer or solicitation.                     issued by


                                                   FGIC Securities
                                                     Purchase, Inc.

                                                      in support of

                                           Oklahoma County Finance Authority
                                             Industrial Development Revenue
            ----------------              Bonds
                                             (Hutto-Cardon Office Project)

           TABLE OF CONTENTS

                                                   ------------------
  Page
  ---                                               PROSPECTUS SUPPLEMENT

                                                   ------------------
  PROSPECTUS SUPPLEMENT
  Documents Incorporated By
  Reference . . . . . . . . . .  S-2               December 28, 1996
  Introduction  . . . . . . . .  S-2
  Description of the Bonds  . .  S-2
  The FGIC-SPI Liquidity Facility
                                 S-11
  The Standby Loan Agreement; GE
  Capital . . . . . . . . . . .  S-12
  Experts . . . . . . . . . . .  S-13
  PROSPECTUS
  Available Information . . . . .  2
  Documents Incorporated By
  Reference . . . . . . . . . . .  3
  Summary . . . . . . . . . . . .  4
  The Company . . . . . . . . . .  5
  The Liquidity Facilities  . . .  6
  The Standby Loan Agreement  . .  6
  Plan of Distribution  . . . . .  6
  Legal Matters . . . . . . . . .  6
  Experts . . . . . . . . . . . .  7